FOR IMMEDIATE RELEASE                                            SCOTT J. DUNCAN
                                                                 FX Energy, Inc.
March 1, 2006                                     3006 Highland Drive, Suite 206
                                                      Salt Lake City, Utah 84106
                                               (801) 486-5555 Fax (801) 486-5575
                                                                www.fxenergy.com

                 FX Energy Announces Results of Drozdowice Well
                            Schedules Conference Call

Salt Lake City, March 1, 2006 - FX Energy, Inc. (Nasdaq: FXEN) reported that the Drozdowice-1 well in the Company's Fences III project area in western Poland will be plugged and abandoned. A drillstem test of the target reservoir yielded no observable hydrocarbons. FX Energy will host a conference call today at 4:30 p.m. Eastern, 2:30 p.m. Mountain to discuss the results of the well and to update shareholders on Company progress in all of its project areas in Poland. The conference call will be hosted by David Pierce, FX Energy's President and CEO. Interested parties are invited to listen to the conference call through a live webcast. To access the webcast, please go to the home page of FX Energy's web site, www.fxenergy.com. An archived version of the conference call will be available at the same location shortly following the conclusion of the call.

About FX Energy
---------------
FX Energy, Inc. holds a land position of over 1.7 million acres in a known hydrocarbon region in western Poland's Permian Basin. The Permian Basin's gas-bearing Rotliegend sandstone is a direct analog to the Southern Gas Basin offshore England, and represents a largely untapped source of potentially significant gas reserves. FX Energy is exploiting this untapped potential in the belief that it can create substantial growth in oil and gas reserves and cash flow for its stockholders. The Company trades on the Nasdaq National Market under the symbol FXEN.

                           ---------------------------

For a discussion of the contingencies and uncertainties to which information respecting future events is subject, see FX Energy's SEC reports or visit FX Energy's website at www.fxenergy.com. This release contains forward-looking statements. Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside FX Energy's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy's other SEC reports.